Exhibit 4.2

EXECUTION VERSION

KEMPER CORPORATION

and

The Bank of New York Mellon Trust Company, N.A.,

as Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of February 24, 2015

to the Indenture dated as of February 27, 2014

4.350% Senior Notes due 2025

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of February 24, 2015, between Kemper Corporation, a Delaware corporation, and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee executed and delivered an Indenture, dated as of February 27, 2014 (the “Base Indenture,” as supplemented by this Second Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 14.01 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture, without the consent of any Holders of Securities, to establish the form and terms of Securities of any series as permitted in Section 3.01 of the Base Indenture;

WHEREAS, the Company desires to execute this Second Supplemental Indenture to establish the form and terms of, and provide for the issuance, of a series of its debt securities (which shall be a series of Securities as referred to in Section 3.01 of the Base Indenture) designated as its 4.350% Senior Notes due 2025 (the “Notes”), in an initial aggregate principal amount of $250,000,000;

WHEREAS, the Company has requested that the Trustee execute and deliver this Second Supplemental Indenture;

WHEREAS, all things necessary have been done by the Company to make this Second Supplemental Indenture, when executed and delivered by the Company, a valid supplement to the Indenture; and

WHEREAS, all things necessary have been done by the Company to make the Notes, when executed by the Company and authenticated and delivered in accordance with the provisions of the Indenture, the valid obligations of the Company.

NOW, THEREFORE, in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Notes as follows:

ARTICLE 1

APPLICATION OF SUPPLEMENTAL INDENTURE

Section 1.1. Application of Second Supplemental Indenture. Notwithstanding any other provision of this Second Supplemental Indenture, all provisions of this Second Supplemental Indenture are expressly and solely for the benefit of the Holders of the

Notes and any such provisions shall not be deemed to apply to Securities of any other series issued under the Base Indenture (as amended or supplemented from time to time) and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. Unless otherwise expressly specified, references in this Second Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this Second Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

ARTICLE 2

DEFINITIONS

Section 2.1. Terms Defined in the Indenture. For purposes of this Second Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

Section 2.2. Additional Definitions. For the benefit of the Holders of the Notes, Section 1.01 of the Base Indenture shall be amended by adding the following new definitions:

“Additional Notes” has the meaning specified in Section 3.4 hereto.

“Base Indenture” has the meaning specified in the recitals hereto.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing a new issue of corporate debt securities maturing on February 15, 2025.

“Comparable Treasury Price” means, with respect to any Redemption Date, (1) the average of four Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Notes” has the meaning specified in the recitals hereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Note” has the meaning specified in Section 3.1(c).

“Independent Investment Banker” means one of J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, and their successors, appointed by the Company or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

“Initial Notes” has the meaning set forth in Section 3.4.

“interest,” when used with respect to the Notes, includes interest accruing on the Notes, payments, other unpaid amounts and compounded interest, as applicable.

“Interest Payment Date” means each February 15 and August 15, beginning August 15, 2015.

“Reference Treasury Dealer” means each of (i) J.P. Morgan Securities LLC, and its successors, (ii) a Primary Treasury Dealer (as defined herein) selected by Wells Fargo Securities, LLC and its successors, and (iii) two other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), specified by the Company; provided that if any of the foregoing or any Primary Treasury Dealer specified by the Company shall cease to be a Primary Treasury Dealer, the Company will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to a Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

ARTICLE 3

FORM AND TERMS OF THE NOTES

Section 3.1. Form; Denominations; Depositary.

(a) The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. The Notes and any beneficial interest in the Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be issuable only in registered form without coupons.

(b) The terms and notations contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture, and the Company and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

(c) The Notes shall be issued initially in the form of fully registered Global Securities (the “Global Notes”). The Depository Trust Company, New York, New York, is hereby designated as the Depositary with respect to the Notes until one or more successor Depositaries for the Notes shall have become such pursuant to the applicable provisions of the Indenture.

Section 3.2. Execution and Authentication of Initial Notes. The Company shall execute and the Trustee shall, in accordance with this Section 3.2 and Section 3.03(g) of the Base Indenture, authenticate and deliver a Global Note representing the Initial Notes (as defined below) that shall be registered in the name of Cede & Co., as nominee of the Depositary, and shall be deposited with the Trustee, as Security Custodian with respect thereto.

Section 3.3. Paying Agent. The Company initially appoints the Trustee as Paying Agent for the payment of the principal of (and premium, if any) and interest on the Notes and designates the Corporate Trust Office of the Trustee, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, as the Place of Payment where the Notes may be presented for payment.

Section 3.4. Terms of the Notes. The following terms relating to the Notes are hereby established:

(a) Designation. The Notes shall constitute a series of Securities designated as and having the title “4.350% Senior Notes due 2025”.

(b) Principal Amount. The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (the “Initial Notes”) shall be $250,000,000 (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 3.04, 3.06, 3.07, 4.06 or 14.05 of the Base Indenture). The Company may from time to time, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) having the same ranking and the same interest rate, Stated Maturity and other terms as the Initial Notes (other than the public offering price and date of issuance and, under certain circumstances, the date from which interest thereon will begin to accrue), provided, however, that no Additional Notes may be issued unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes or issued with a different CUSIP number. Any Additional Notes together with the Initial Notes shall constitute a single series of Securities for all purposes under the Indenture, including waivers, amendments and redemptions, and all references to the Notes shall include the Initial Notes and any Additional Notes unless the context otherwise requires. The aggregate principal amount of Additional Notes that may be authenticated and delivered under and pursuant to the Indenture is unlimited.

(c) Maturity Date. The entire outstanding principal amount of the Notes shall be due and payable on February 15, 2025.

(d) Interest. The rate at which the Notes shall bear interest shall be 4.350% per annum; interest shall accrue on the Notes from and including February 24, 2015, or, if interest has already been paid, from the last date in respect of which interest has been paid or duly provided for to, but excluding, the next succeeding Interest Payment Date or

Maturity, as the case may be; interest on the Notes will be payable semi-annually in arrears on February 15 and August 15 of each year, beginning August 15, 2015; the interest so payable with respect to a Note on any Interest Payment Date will be paid to the Persons in whose names the Note (or predecessor Note) is registered (which shall initially be the Depositary or its nominee) at the close of business on the Record Date for such interest, which shall be February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest paid at Maturity will be payable to the Person to whom the principal will be payable. Interest shall be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest not paid on any Interest Payment Date will accrue and compound semi-annually at 4.350% per annum, until paid.

(e) Sinking Fund. The Notes shall not be subject to any sinking fund (pursuant to Article V of the Base Indenture or otherwise).

(f) Payments. Payment of the principal of (and premium, if any) and the interest on the Notes shall be made at the office of the Paying Agent, which office at the date hereof is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60602, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that, at the option of the Company, payment of the interest on any Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder; and provided further that, in the case of any Notes represented by a Global Note, all payments of principal of (and premium, if any) and interest thereon shall be made in accordance with the applicable procedures of the Depositary for such Global Note.

Section 3.5. Redemption at the Option of the Company. The provisions of Article IV of the Base Indenture, as supplemented by the provisions of this Second Supplemental Indenture, shall apply to the Notes.

(a) Prior to November 15, 2024, the Company may redeem the Notes, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to accrued and unpaid interest on the principal amount of the Notes being redeemed to, but excluding, the Redemption Date plus the greater of:

(A) 100% of the principal amount of the Notes to be redeemed; and

(B) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points

(b) On or after November 15, 2024 (three months prior to the Stated Maturity), the Company may redeem the Notes, in whole at any time or in part from time to time, at the Company’s option, at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

(c) A notice of redemption under Section 4.03 of the Base Indenture may be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company, more than 90 days prior to the Redemption Date (but not less than 30 days prior to the Redemption Date) to the Holders of the Notes to be redeemed in whole or in part if the notice of redemption is issued by the Company in connection with the satisfaction and discharge of the Indenture with respect to the Notes in accordance with Section 12.02 of the Base Indenture.

(d) A notice of redemption and the redemption to which it relates may, at the Company’s option and discretion, be subject to the satisfaction of any conditions precedent contained in such notice of redemption.

(e) The principal amount of the Notes remaining outstanding after redemption in part shall be $2,000 or an integral multiple of $1,000 in excess thereof.

(f) Section 3.06(g) of the Base Indenture shall be replaced by the below provision:

(g) The Company shall not be required to (i) register, transfer or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Securities of such series selected for redemption under Section 4.02 and ending at the close of business on the day of such transmission, or (ii) register, transfer or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 3.6. Events of Default. (a) With respect to the Notes, the Events of Default set forth in clause (c) of Section 7.01 of the Base Indenture shall not apply to the Notes.

(b) The Events of Default set forth in clauses (a), (b), (d), (e) and (f) of Section 7.01 of the Base Indenture shall apply to the Notes.

(c) The following event will also constitute an Event of Default with respect to the Notes:

(i) There occurs with respect to any Indebtedness of the Company or any of its Subsidiaries having an outstanding principal amount of $75,000,000 or more in the aggregate for all such Indebtedness of all such Persons (i) an event of default that results in such Indebtedness being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment when due and such defaulted payment is not made, waived or extended within the applicable grace period.

Section 3.7. Defeasance and Covenant Defeasance. Article XII of the Base Indenture shall apply to the Notes. Provision is hereby made for defeasance of the Notes upon the terms and conditions contained in Article XII of the Base Indenture.

ARTICLE 4

MISCELLANEOUS

Section 4.1. Trust Indenture Act Controls. If and to the extent that any provision of this Second Supplemental Indenture limits, qualifies or conflicts with the duties imposed by, or another provision included in this Second Supplemental Indenture which is required to be included in this Second Supplemental Indenture by any of the provisions of Sections 310 to 318, inclusive, of the Trust Indenture Act, such imposed duties or incorporated provision shall control.

Section 4.2. Governing Law. This Second Supplemental Indenture and the Notes shall be deemed to be contracts made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

Section 4.3. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 4.4. Severability. In case any provision in this Second Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 4.5. Ratification. The Base Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects ratified and confirmed. The Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Second Supplemental Indenture supersede any conflicting provisions included in the Base Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, and agrees to perform the same upon the terms and conditions of the Indenture.

Section 4.6. Effectiveness. The provisions of this Second Supplemental Indenture shall become effective as of the date hereof.

Section 4.7. Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture. All rights, protections, privileges, indemnities, immunities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act under this Second Supplemental Indenture.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

KEMPER CORPORATION

By:	/s/ Christopher L. Moses
	Name:	Christopher L. Moses
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Michael Countryman
	Name:	Michael Countryman
	Title:	Vice President

EXHIBIT A

[THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY (AS DEFINED IN THE INDENTURE) OR A NOMINEE THEREOF. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR ITS NOMINEE ONLY IN LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY, OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY, OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2

KEMPER CORPORATION

4.350% Senior Notes due 2025

No.	Principal Amount
CUSIP No.	$

Kemper Corporation, a Delaware corporation (hereinafter called the “Company”, which term includes any successor Person under the Indenture referred to below), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of             United States Dollars, subject to increase or decrease as set forth in

[1]	This legend to be included if the Note is a Global Note.
[2]	To be included if the Note is a Global Note for which the Depositary is The Depository Trust Company, unless such Depositary requires a different legend or otherwise does not require this legend.

the attached Schedule, on February 15, 2025 and to pay interest thereon from February 24, 2015 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on February 15 and August 15 in each year (each an “Interest Payment Date”), beginning August 15, 2015 at the rate of 4.350% per annum, until the principal hereof is paid or duly made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date shall, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Record Date for such interest, which shall be the February 1 or August 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date. However, interest paid at Maturity shall be paid to the Person to whom the principal will be payable.

Any interest on this Note that is payable but is not punctually paid or duly provided for on any Interest Payment Date shall forthwith cease to be payable to the Holder hereof on the relevant Record Date by virtue of his, her or its having been such Holder, and may be paid by the Company, at its election (i) to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 calendar days prior to such Special Record Date, or (ii) in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Payment of the principal of (and premium, if any) and the interest on this Note shall be made at the office of the Paying Agent, in such currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that, at the option of the Company, payment of the interest on this Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register or, in accordance with arrangements satisfactory to the Trustee, by wire transfer to an account designated by the Holder [; and provided further that all payments of principal of (and premium, if any) and interest on this Note shall be made in accordance with the applicable procedures of the Depositary for this Note]3.

This Note is one of the duly authorized series of Securities of the Company, designated as the Company’s “4.350% Senior Notes due 2025”, initially limited to an aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an Indenture (the “Base Indenture”), dated as of February 27, 2014, between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (hereinafter referred to as the “Trustee”), as supplemented by the Second Supplemental Indenture thereto, dated as of February 24, 2015 (the “Second Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). Reference is hereby made to the Indenture for a description of the respective rights, limitation of rights, obligations, duties

[3]	To be included if the Note is a Global Note.

and immunities thereunder of the Trustee, the Company and the Holders of the Notes. The Company may from time to time following the issuance of the Initial Notes, without consent of the Holders of Notes, issue Additional Notes under and pursuant to the Indenture, and the aggregate principal amount of Additional Notes that may be authenticated and delivered under and pursuant to the Indenture is unlimited; provided, however, that no Additional Notes may be issued unless the Additional Notes are fungible with the Notes for U.S. federal income tax purposes or issued with a different CUSIP number.

This Note is an unsecured obligation of the Company.

The Company may redeem the Notes in the manner and under the circumstances set forth in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture from time to time and at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and every subsequent Holder of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in place hereof, even if notation of such consent or waiver is not made upon any such Note.

Nothing in the Indenture or this Note shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note to the Holder of this Note at the respective due dates herein stated, or affect or impair the right, which is also absolute and unconditional, of such Holder to institute suit to enforce the payment thereof.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Register, upon surrender of this Note for registration of transfer at the Registrar, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, the Trustee and the Registrar duly executed by, the Holder hereof or by such Holder’s attorney duly authorized in writing, and thereupon one or more new Notes for like aggregate principal amount of any authorized denomination or denominations shall be executed, authenticated and delivered in the name of the designated transferee.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to certain limitations therein set forth in the Indenture and in this Note, the Notes are exchangeable for a like aggregate principal amount of Notes in different authorized denominations, as requested by the Holders surrendering the same.

No service charge will be made for any registration of transfer or exchange of this Note, but the Company or the Trustee may require payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration of transfer or exchange of a Note, other than in certain cases expressly provided in the Indenture.

Prior to the due presentation of this Note for registration of transfer or exchange, the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall deem and treat the Person in whose name this Note is registered as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for all purposes whatsoever, and none of the Company, the Trustee, the Paying Agent, the Registrar, any co-Registrar or any of their agents shall be affected by any notice to the contrary.

The Indenture contains provisions whereby (i) the Company may be discharged from its obligations with respect to the Notes (subject to certain exceptions) or (ii) the Company may be released from its obligations under specified covenants and agreements in the Indenture, in each case if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations sufficient to pay and discharge the entire indebtedness on all Notes of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

This Note shall be deemed to be a contract made under the law of the State of New York, and for all purposes shall be governed by and construed in accordance with the law of the State of New York.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized signatories, this Note shall not be entitled, and shall not entitle the Holder hereof, to any benefits under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

KEMPER CORPORATION

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date of authentication:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A, as Trustee

By:
Authorized Signatory

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of Assignee)

the within Note of KEMPER CORPORATION and does hereby irrevocably constitute and appoint                                          attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature)

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

Kemper Corporation

4.350% Senior Notes due 2025

No:

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Security Custodian